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                                                                  EXHIBIT (A)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                (INCLUDING THE PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                        KASH N' KARRY FOOD STORES, INC.
                                       AT
                              $26.00 NET PER SHARE
                                       BY
                             KK ACQUISITION CORP.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                FOOD LION, INC.
                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 13, 1996,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated November 15, 1996 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by KK Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and an indirect wholly owned subsidiary of Food Lion, Inc., a North Carolina corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Kash n' Karry Food Stores, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), at a price of $26.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). All references herein to the Rights include all benefits which may inure to stockholders of the Company pursuant to the Rights Agreement (as defined in the Offer to Purchaser), and unless the context requires otherwise, all references herein to Shares include the Rights.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

        1.  The tender price is $26.00 per Share, net to the seller in cash.

        2.  The Offer is being made for all outstanding Shares.

        3. The Board of Directors of the Company has determined that each of the Offer and the Merger (as defined below) is fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

        4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of October 31, 1996 (the "Merger Agreement"), among the Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the

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    merger as an indirect wholly owned subsidiary of the Parent (the "Merger").
    In the Merger, each issued and outstanding Share (other than Shares owned by the Company as treasury stock, Shares owned by any subsidiary of the Company, Shares owned by the Parent or the Purchaser or any subsidiary thereof, or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $26.00 per Share, in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on December 13, 1996, unless the Offer is extended.

        6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that when added to the Shares already owned by Parent will constitute a majority of the then outstanding Shares on a fully diluted basis and the expiration or termination of applicable antitrust waiting periods. The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 14, and 15 of the Offer to Purchase.

        7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary") of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at the Depository Trust Company or the Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for confirmations of book-entry transfers of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Chase Securities, Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                        KASH N' KARRY FOOD STORES, INC.
                                       BY
                              KK ACQUISITION CORP.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 15, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by KK Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Food Lion, Inc., a North Carolina corporation, to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Kash n' Karry Food Stores, Inc., a Delaware corporation, at a purchase price of $26.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    Number of Shares to Be Tendered:_________*
------------------------

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

                                   SIGN HERE

Signature(s): __________________________________________________________________

(Print Name(s)): _______________________________________________________________

(Print Address(es)): ___________________________________________________________

(Area Code and Telephone Number(s)): ___________________________________________

(Taxpayer Identification or Social Security Number(s)): ________________________

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